UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2024

SoundThinking, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38107	47-0949915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

39300 Civic Center Dr., Suite 300
Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 794-3100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.005 per share	SSTI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2024 Pascal Levensohn informed SoundThinking, Inc. (the “Company”) of his intention not to stand for re-election as a member of the Company’s Board of Directors (the “Board”) at the Company’s 2025 Annual Meeting of Stockholders. Mr. Levensohn is a Class II director and has served as a member of the Board since 2007. Mr. Levensohn serves as the Chair of the Board and a member of the Audit Committee of the Board and will continue to serve in such roles until he leaves the Board effective immediately following the election of directors at the Company’s 2025 Annual Meeting of Stockholders. Mr. Levensohn’s decision not to stand for re-election is not the result of any disagreement with the Company on any matter relating to its operations, policies or practices. The Nominating and Corporate Governance Committee of the Board has an ongoing retainer with a search firm to identify potential new director candidates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SoundThinking, Inc.

Date: December 2, 2024	By:	/s/ Ralph A. Clark
Ralph A. Clark
President and Chief Executive Officer